SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2009

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition of Assets.

On January 30, 2009 CenterState Banks of Florida, (“CSFL”), through its lead bank headquartered in Winter Haven, Florida, purchased the deposits of Ocala National Bank (“ONC”), from the Federal Deposit Insurance Corporation (“FDIC”) for approximately $3 million, a premium of approximately 1.7%. Total deposits purchased approximated $180 million. CSFL did not purchase any brokered deposits. ONC, which was closed by the FDIC on Friday, January 30, 2009, operated from four bank branch locations of which two were leased and two were owned. Pursuant to the transaction, CSFL has the option to purchase the two owned locations, plus all furniture and equipment at fair market value, to be determined by appraisal. CSFL also has the option to assume the leases on the leased properties. ONC branches will open as branches of CSFL on Monday morning, February 2, 2009. CSFL purchased certain assets of approximately $20 million which includes cash, investment securities, and other miscellaneous assets. CSFL has an exclusive thirty day option to purchase certain loans from the FDIC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: February 2, 2009

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